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                                 EXHIBIT 10.10

                                  DISTRIBUTION
                                   AGREEMENT

                                By and Between:
                                Destiny Telecomm
                                       &
                                    Panorama
                                    1/31/97
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                                  DISTRIBUTION
                                   AGREEMENT

                                By and Between:
                                Destiny Telecomm
                                       &
                                    Panorama
                                    1/31/97
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                             DISTRIBUTION AGREEMENT


                 THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into by and between Destiny Telecomm International, Inc., a California corporation ("Destiny"), and Panorama International Productions, Inc., a Delaware corporation ("Panorama").

                 WHEREAS, Panorama owns all right, title, and interest in an original video production entitled "Our Country"; and

                 WHEREAS, Panorama wishes to appoint Destiny to distribute the "Our Country" video, as modified with film provided by Destiny (the "Video"), and Destiny wishes to distribute the Video.

                 NOW, THEREFORE, in consideration of the mutual promises herein contained, and of other good and valuable consideration, the parties hereto agree as follows:

                    1.    EFFECTIVE DATE

                 The effective date of this Agreement is December 12, 1996 (the "Effective Date").

                    2.    APPOINTMENT AS EXCLUSIVE DISTRIBUTOR

                 Panorama hereby grants Destiny, and Destiny accepts, an exclusive right to sell and distribute the Video world-wide by means of multi-level marketing and network marketing and through retail stores; provided, however, that if Destiny does not order at least Three Hundred Fifty Thousand (350,000) copies of the Video within twelve (12) months and an aggregate of one million (1,000,000) copies of the Video within twenty-four
(24) months after this Agreement has been executed by the parties, then the foregoing distribution right of Destiny shall cease to be an exclusive right and shall become a nonexclusive distribution right for the balance of the original term of this Agreement. Panorama shall not distribute the Video through such channels, but retains the rights to distribute the video to concessionaires and cooperating associations at national parks, national monuments and national historic places and the Discovery Channel. Destiny shall have the right, at its option, to appoint any other person or entity to sell and distribute the Video, subject to the terms and conditions of this Agreement.





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                    3.    PRODUCT

                 The Video will be provided to Destiny in the VHS NTSC or PAL format with labels and warranty, packaged in a clam-shell plastic package, with video jacket. Panorama shall customize the packaging for the Video to include Destiny's logo and message, in accordance with Destiny's specifications, and will modify the film at Panorama's expense by adding film clips provided by Destiny and approved by Panorama. Panorama agrees that the film clips, logos and messages provided by Destiny shall be used by Panorama only in copies of the Video produced for and provided to Destiny and the same shall not be used by Panorama for any other purpose. Panorama warrants that the copies of the Video produced and its packaging will be of the highest marketable quality for videos. Destiny shall have the right to review and approve samples of the Video prior to the first shipment, and shall have the right to continuing review periodically during the term hereof.

                    4.    TERMS OF PURCHASE AND PAYMENT

                            4.1   TERMS.  Panorama agrees to make available for
sale to Destiny and Destiny agrees to purchase at least Three Hundred Fifty Thousand (350,000) copies of the Video within twelve (12) months and an aggregate of one million (1,000,000) copies of the Video within twenty-four
(24) months after this Agreement has been executed by the parties. The total, all-inclusive price Destiny will pay is $3.60 per copy. It is understood and agreed that the initial order shall be 20,000 copies, which shall be delivered to Destiny by a date to be specified by Destiny not later than ten (10) days after the execution of this Agreement.

                            4.2   PAYMENT.  For the initial order, Destiny
shall pay half of the total amount of the order immediately upon placing of the order. The remaining half shall be paid immediately upon delivery of the 20,000 copies. After this first delivery, any subsequent invoice shall be paid within fifteen (15) days of receipt of the invoice by Destiny. For any invoices paid within five (5) days of receipt, however, Destiny shall receive a two percent (2%) discount. Destiny will receive a three percent (3%) discount for any purchase order accompanied by payment in full. Destiny agrees that if any order exceeds $100,000, Destiny will pay the amount exceeding $100,000 immediately upon receipt of the product shipment.

                            4.3   FREIGHT AND INSURANCE.  Destiny agrees to
reimburse Panorama at Panorama's cost for all freight charges and insurance covering shipments to Destiny. Risk of loss shall pass to Destiny upon delivery of the product to Destiny. All shipments shall be delivered to Destiny at 100 Hegenberger Road, Suite 115, Oakland, California 94621, or such other address as may be specified by Destiny.





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                            4.4   PRODUCT SUPPLY.  The parties understand that
Destiny intends to purchase product monthly. Panorama agrees to produce and deliver the product no later than two (2) weeks after the receipt of an order from Destiny.

                            4.5   ADVERTISING AND PUBLICITY.  Panorama agrees
that in any external publicity or advertising of "Our Country" video after the date of execution of this Agreement, other than Panorama's direct retail sales and marketing activities to concessionaires and cooperating associations of the national parks, national monuments and national historic places and the Discovery Channel, a statement will be included that "Our Country" video is distributed by Destiny, with Destiny's toll free number provided.

                    5.    TERM AND TERMINATION

                            5.1   TERM OF AGREEMENT; EXCLUSIVE DISTRIBUTION
RIGHTS; OPTION. Unless terminated sooner pursuant to this Section, this Agreement shall commence on the Effective Date and continue for a period of two
(2) years subject to the termination provisions set forth in Section 5.2. Destiny shall have an option to extend this Agreement for an additional three
(3) year term (the "Extended Term") by notifying Panorama of its exercise of such option prior to the end of the original term of this Agreement; provided, however, that if Destiny fails to order at least five hundred thousand (500,000) copies of the Video during any year (measured from the first day of the Extended Term and each anniversary thereof) during the Extended Term, the distribution right of Destiny for the ensuing year, if any, of the Extended Term shall be a non-exclusive distribution right.

                            5.2   TERMINATION RIGHTS.  Either party shall have
the right to terminate this Agreement at any time if the other party violates, breaches or fails to observe any of its obligations pursuant to this Agreement and such violation, breach or failure is not cured within ten (10) days after written notice thereof from the non-breaching party. Either party shall also have the right to terminate this Agreement in the event that the other party
(a) terminates or suspends its business; (b) becomes subject to any bankruptcy or insolvency proceeding under federal or state or similar statute; or (c) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

                            5.3   SURVIVAL OF CERTAIN TERMS.  The terms and
conditions of this Agreement which by their very nature should survive, shall survive and continue after any termination of this Agreement.

                    6.    REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION





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                            6.1   WARRANTY OF TITLE.  Panorama warrants to
Destiny that it is the owner of the Video, or that it has otherwise secured the right to produce and distribute the Video, including all rights to the content thereof, and that it has the authority to grant the rights granted hereunder to Destiny and to otherwise perform its obligations under this Agreement. At the request of Destiny, Panorama shall provide Destiny with all documentation necessary to reasonably demonstrate that Panorama holds the aforementioned rights.

                            6.2   NON-INFRINGEMENT.  Panorama warrants to
Destiny that the distribution of the Video in accordance with the terms of this Agreement will not infringe upon or misappropriate the proprietary rights or rights of privacy or publicity of any third party.

                            6.3   VIDEO WARRANTY.  Panorama warrants that the
copies of the Video which are delivered pursuant to this Agreement shall be free from defects in materials and workmanship for a period of one (1) year following the date of sale to the retail customer, or if no sale has occurred to a retail customer one (1) year following the date of sale to a wholesale customer, or if no sale has occurred one (1) year following Destiny's receipt of the Video. Panorama further agrees to immediately replace at its cost any defective copies of the Video upon return of the Video by Destiny or by the retail customer or by the wholesale customer.

                            6.4   INTELLECTUAL PROPERTY INDEMNIFICATION.
Panorama shall defend, indemnify and hold Destiny harmless against any and all claims by any person or entity that the Video infringes any copyright, patent, trademark, trade secret or right of privacy or publicity of any third party, and Panorama will pay the costs, including all attorneys' fees, and damages finally awarded in any suit or proceeding. Destiny shall have the right to participate in such defense. Counsel selected by Panorama shall be subject to the reasonable approval of Destiny. Panorama shall not be obligated to defend or be liable for costs or damages under this Section if the alleged infringement solely arises out of or is solely attributable to film clips provided by Destiny to be included in the Video. Destiny agrees to provide notice to Panorama of the existence of any such claim within thirty (30) days of Destiny's notice of such claim. Destiny shall defend, indemnify and hold Panorama harmless against any and all claim that the film clips provided by Destiny to be included in the Video infringe any copyright, patent, trademark, trade secret or right of privacy or publicity of any third party. Panorama agrees to provide notice to Destiny of the existence of any such claim within thirty (30) days of Panorama's notice of such claim.

                    7.    COPYRIGHTS AND TRADEMARKS

                            7.1   COPYRIGHTS.  It is understood and agreed that
as between Panorama and Destiny, Panorama owns all title, copyright and other proprietary rights





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to all portions of the Video with the exception of the portions of film clip provided by Destiny and any other information, documents or material provided by Destiny. It is understood and agreed that Destiny shall retain all title, copyright and other proprietary rights to the film clips and any other information, documents or material provided by Destiny to Panorama to include in the Video.

                            7.2   TRADEMARKS.  Panorama shall retain any
trademark rights it may have to "Our Country." The Destiny trademark and logos provided by Destiny shall remain exclusively the property of Destiny. Panorama agrees that in using each and every Destiny trademark and logo, Panorama shall include the symbol "TM," or "R," as instructed by Destiny, as heretofore provided to Panorama by Destiny, and the following statement: [identify trademark] is a trademark of Destiny Telecomm International, Inc., Oakland, California.

                    8.    NOTICES

                 Any notice or payment required by this Agreement or given in connection with it, shall be in writing and shall be sent to the appropriate party by certified or registered mail postage pre-paid, return receipt requested, or by recognized overnight delivery services at the parties' respective addresses set forth below, or at such other address as any party may provide by written notice to the other party from time to time:

         If to Destiny:           Destiny Telecomm International, Inc.
                                    Attn: Randy Jeffers
                                    100 Hegenberger Road, Suite 115
                                    Oakland, CA   94621

         If to Panorama:          Panorama International Productions, Inc.
                                    Attn: Edward H. Resnick
                                    2621 Empire Avenue
                                    Burbank, CA   91504

If sent by registered or certified mail, such notice shall be deemed to have been received on the earlier of the date actually received or the date ten (10) days after same was posted.

                    9.    MISCELLANEOUS TERMS

                            9.1   RELATIONSHIP OF THE PARTIES.  It is expressly
understood and agreed that in all matters relating to this Agreement each party is acting as an independent contractor, and not as an agent, joint venturer, or partner for any purpose.





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Neither party has the authority, nor will represent that it has any authority, to assume or create any obligation, express or implied, on behalf of the other party.

                            9.2   GOVERNING LAW.  This Agreement shall be
construed and enforced in accordance with the laws of the State of California. The parties hereby stipulate and agree to the jurisdiction of the Superior Court of the State of California, County of Alameda, and to the United States District Court for the Northern District of California. Venue in any action shall be in the County of Alameda, or in the United States District Court for the Northern District of California.

                            9.3   ENTIRE AGREEMENT.  This Agreement represents
the entire agreement between the parties and supersedes all prior proposals, memoranda of understanding, drafts of this Agreement, or any other agreements or representations regarding the subject matter hereof. This Agreement may be modified only by a further writing duly executed by both parties. In construing and interpreting this Agreement, no provision shall be construed or interpreted against any party because such provision, or the Agreement as a whole, was purportedly prepared or requested, by such party. The parties hereto have been represented by counsel and have cooperated in the preparation of this Agreement.

                            9.4   HEADINGS.  Headings used in this Agreement
are provided for convenience only and shall not be used to construe meaning or intent.

                            9.5   WAIVER.  The waiver of one breach or default
hereunder shall not constitute the waiver of any subsequent breach or default.

                            9.6   SEVERABILITY.  Any term or provision of this
Agreement held to be illegal or unenforceable shall be deemed amended to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, Destiny shall have the option to terminate the Agreement.

                            9.7   COUNTERPARTS.  This Agreement may be executed
in counterparts, each of which shall be an original and both of which shall constitute together but one and the same document.

                            9.8   BINDING AGREEMENT.  This Agreement shall be
binding upon and inure to the benefit of each of the parties hereto, including their respective successors and assigns.

                 The undersigned hereby acknowledge that they have read and that they fully understand the terms of this Agreement, and that by signing this document they become parties to the Agreement and agree to be bound by all terms, conditions, and obligations contained herein.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement.


PANORAMA INTERNATIONAL PRODUCTIONS, INC.


/s/David Haspel                                             Date:  1/31/97
---------------------------------------------               --------------------
David K. Haspel
President


DESTINY TELECOMM INTERNATIONAL, INC.


/s/Randy Jeffers                                            Date:  1/31/97
---------------------------------------------               --------------------
Randy Jeffers
President





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